UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

GRIFFIN REALTY TRUST, INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Audio Transcript
The following is a transcript of a pre-recorded outreach message from the Chief Executive Officer and President of Griffin Realty Trust, Inc. (the "Registrant"), Michael Escalante, to certain stockholders of the Registrant.
Hello, this is Michael Escalante, the CEO and President of Griffin Realty Trust. I am calling you today about our upcoming annual stockholder meeting that is scheduled to be held on November 2nd, 2022. The company has made certain proposals to all our stockholders, and it is very important that you vote.
You should have recently received proxy information relating to the meeting. That package includes instructions on how you can easily vote your shares by mail, over the phone or online. To vote now by phone, please call our proxy solicitor, Georgeson, at 866-482-5136. Again, that number is 866-482-5136.
As a reminder, the Board of Directors believes the proposals are in the best interest of the stockholders and has recommended a vote FOR all the proposals.
Your vote is very important. Thank you for your time and, most importantly, thank you for your vote.
E-mail Message
On October 24, 2022, the Registrant sent the following e-mail message to certain financial advisors.
Dear Financial Advisor,
We are reaching out about the upcoming Annual Stockholder Meeting of Griffin Realty Trust, Inc. (the "Company") which is scheduled to be held on Wednesday, November 2, 2022. The Company has made certain proposals to all of our stockholders, and it is important that your clients vote.
Among other items, we are asking stockholders of the Company to consider and vote on a proposal to approve the conversion of the Company from a Maryland corporation to a Maryland real estate investment trust, in order to allow the Board to pursue the path to liquidity and value maximization that it considers to be in the best interests of stockholders in a manner that does not result in substantial adverse tax consequences to stockholders. Every stockholder’s vote is important, no matter how large or small their holdings may be. Approval of this proposal requires the affirmative vote of a majority of our outstanding shares. As such, a failure to vote has the effect of a vote against this proposal.
Your clients should have recently received proxy information relating to the meeting. That package includes instructions on how stockholders can easily vote their shares by mail, over the phone or online.

Please help us avoid adjournments, phone calls, costs and additional mailings by encouraging your clients to promptly vote their shares.
For questions or assistance in voting shares, please call our proxy solicitor, Georgeson LLC at 1-866-482-5136. A representative is available from 9:00 a.m. to 11:00 p.m. on weekdays, and from 12:00 p.m. to 6:00 p.m. on Saturdays, Eastern Time.
Thank you for your continued support of the Company.
Sincerely yours,
Griffin Realty Trust, Inc.